    As filed with the Securities and Exchange Commission on April 25, 1997

                                                 REGISTRATION NO. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             --------------------

                    EASTBROKERS INTERNATIONAL INCORPORATED
            (Exact name of registrant as specified in its charter)

                             --------------------

             DELAWARE                                  52-1807562
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)


       15245 SHADY GROVE ROAD,                            20850
              SUITE 340                                 (Zip Code)
         ROCKVILLE, MARYLAND
(Address of principal executive offices)

                            1996 STOCK OPTION PLAN
                           (Full title of the plan)

                             --------------------

                             MARTIN A. SUMICHRAST
                          VICE CHAIRMAN AND SECRETARY
                    EASTBROKERS INTERNATIONAL INCORPORATED
                       15245 SHADY GROVE ROAD, SUITE 340
                           ROCKVILLE, MARYLAND 20850
                    (Name and address of agent for service)

                                (301) 527-1110
         (Telephone number, including area code, of agent for service)

                             --------------------

                                   COPY TO:

                           FREDERICK W. LONDON, ESQ.
                                GOULD & WILKIE
                           ONE CHASE MANHATTAN PLAZA
                         NEW YORK, NEW YORK 10005-1401
                                (212) 344-5680

                             --------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                Amount to      Proposed maximum     Proposed maximum
Title of securities to be     be registered   offering price per   aggregate offering        Amount of
       registered                                  unit(1)              price(1)         registration fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $.05
  par value                     400,000(2)         $5.875             $2,350,000              $712.12
===============================================================================================================

(1) Estimated, in accordance with Rule 457(c) and (h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, based on the closing bid and asked prices of the Common Stock of Registrant on April 23, 1997.

(2) Pursuant to Rule 416 under the Securities Act of 1933, there are also registered hereunder such additional Common Shares as may become issuable under the 1996 Stock Option Plan through the operation of applicable anti-dilution provisions.

===============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The document(s) containing the information concerning the 1996 Stock Option Plan (the "Plan") of Eastbrokers International Incorporated (the "Registrant") specified in Part I of the instructions to Registration Statement on Form S-8 have been or will be sent or given to the participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). In accordance with the Note to Part I of the instructions to Registration Statement on Form S-8, such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of Eastbrokers International Incorporated (the "Registrant") which have been filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 ("Exchange Act") (File No. 0-26202) are incorporated by reference into the Registration Statement.

         (a) the Annual Report on Form 10-KSB dated June 28, 1996, as amended by Form 10- KSB/A No. 1 dated August 27, 1996 (the Annual Report on Form 10-KSB as amended is hereinafter referred to as the "1996 10-KSB"). The 1996 10-KSB includes audited financial statements for the three month period ended March 31, 1996 and the related management's discussion and analysis of financial condition and results of operations.

         (b) Quarterly Reports on Form 10-QSB dated August 14, 1996, November 14, 1996 and February 13, 1997 which include unaudited financial statements for the three month period ended June 30, 1996, the six month period ended September 30, 1996, and the nine month period ended December 31, 1996, respectively.

         (c) Current Reports on Form 8-K dated (i) April 22, 1996, as amended by Form 8-K/A No. 1 filed on May 16, 1996, (ii) May 13, 1996 and (iii) August 1, 1996.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof shall be deemed to be incorporated by reference and a part of this Registration Statement from the date of filing of such documents.

     Also incorporated by reference into the Registration Statement is the description of the Registrant's Common Stock contained in its Registration Statement on Form S-1 No. 33-89544, as amended.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware, under the law of which the Registrant is incorporated, which provides for indemnification of directors and officers under certain circumstances. Provisions for indemnification of directors and officers of the Registrant are also contained in the Registrant's Certificate of Incorporation, as amended, and its By-Laws. The Registrant also maintains directors and officers liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.*                        Description
------------                        -----------
   4.1   --   Certificate of Incorporation, as amended, incorporated by
              reference to Registrant's Form 10-QSB for the nine month period ended December 31, 1996.

   4.2   --   By-Laws of the Registrant, incorporated by reference to
              Registrant's Form 10-QSB for the three month period ended
              March 31, 1995.

   4.3   --   Amendment to By-Laws of the Registrant, incorporated by
              reference to Registrant's Form 10-QSB for the three month period ended June 30, 1996.

   5.0   --   Opinion of Gould & Wilkie as to the legality of the
              securities being registered.

  23.1   --   Consent of Gould & Wilkie (contained in Exhibit 5.0).

  23.2   --   Consent of Pannell Kerr Forster, P.C.


ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of

--------
* Exhibit No. as designated by Item 601 of Regulation S-K.

          distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on April 23, 1997.


                                       EASTBROKERS INTERNATIONAL INCORPORATED

                                       By: /s/ PETER SCHMID
                                          -------------------------------
                                           Peter Schmid
                                           Chairman of the Board,
                                           President, Chief Executive
                                           Officer and Director



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                           Title                       Date
    ---------                           -----                       ----

/s/ PETER SCHMID                Chairman of the Board,          April 23, 1997
-----------------------------   Chief Executive Officer,
  Peter Schmid                  President and Director
                                (Principal Executive
                                Officer)


/s/ KEVIN D. MCNEIL             Vice President and              April 23, 1997
-----------------------------   Treasurer
  Kevin D. McNeil               (Principal Financial Officer
                                and Principal Accounting
                                Officer)


/s/ MARTIN A. SUMICHRAST        Vice Chairman of the Board,     April 23, 1997
-----------------------------   Secretary and Director
  Martin A. Sumichrast


/s/ MICHAEL SUMICHRAST, Ph.D.   Director                        April 23, 1997
-----------------------------
  Michael Sumichrast, Ph.D.

    Signature                           Title                       Date
    ---------                           -----                       ----

                                Director
-----------------------------
  Petr Bednarik, Ing.


/s/ RANDALL F. GREENE           Director                        April 23, 1997
-----------------------------
  Randall F. Greene


/s/ WOLFGANG KOSSNER            Director                        April 23, 1997
-----------------------------
  Wolfgang Kossner

                                 EXHIBIT INDEX


Exhibit No.                         Description
-----------                         -----------
     4.1    --    Certificate of Incorporation, as amended, incorporated by
                  reference to Registrant's Form 10-QSB for the nine month period ended December 31, 1996.

     4.2    --    By-Laws of the Registrant, incorporated by reference to
                  Registrant's Form 10-QSB for the three month period ended
                  March 31, 1995.

     4.3    --    Amendment to By-Laws of the Registrant, incorporated by
                  reference to Registrant's Form 10-QSB for the three month period ended June 30, 1996.

     5.0    --    Opinion of Gould & Wilkie as to the legality of the
                  securities being registered.

    23.1    --    Consent of Gould & Wilkie (contained in Exhibit 5.0).

    23.2    --    Consent of Pannell Kerr Forster, P.C.